Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY LTD.

(as of November 8, 2018)

Argentina	TE Connectivity Argentina S.R.L.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	Grangehurst Enterprises Pty. Ltd.
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	Corcom West Indies Limited
TE Connectivity Atlantic Holding Ltd.

Belgium	TE Connectivity Belgium BVBA

Bermuda	Tyco Electronics Eta Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited
Tyco Electronics Lambda

Brazil	Seacon Produtos e Servicos Opticos e Eletricos Ltda.
TE Connectivity Brasil Indústria de Eletrônicos Ltda.

British Virgin Islands	Communication Expert International Investments Limited
Kenabell Holding Limited

Canada	TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	TE Connectivity Industrial Y Comercial Chile Limitada

China	ADC Telecommunications Equipment (Shanghai) Co., Ltd. (in liquidation)
Deutsch Connectors Manufacturing (Shanghai) Co., Ltd. (in liquidation)
Deutsch Connectors Trading (Shanghai) Co., Ltd.
Hirschmann Car Communication (Shanghai) Co. Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Technology (Chengdu) Ltd.
Raychem (Shanghai) Trading Ltd
Raychem Shanghai Cable Accessories Limited
Shanghai CII Electronics Co., Ltd (50%)
Shenzhen Century Man Communication Equipment Co., Ltd. (in liquidation)
Sibas Electronics (Xiamen) Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Suzhou) Co., Ltd.

TE Connectivity Connectors (Suzhou) Co., Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Zhuhai) Ltd
Wema Environmental Technologies (Shanghai) Co., Ltd.
Wema Environmental Technologies (Shenzhen) Co., Ltd. (in liquidation)

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical s.r.l.
TechDevice Costa Rica Limitada

Cyprus	Acalon Holdings Limited
Raychem Technologies Limited

Czech Republic	Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Finland	Tyco Electronics Finland Oy

France	Carrier Kheops BAC
Compagnie Deutsch Distribution
Connecteurs Electriques Deutsch
Deutsch
Deutsch Group
Hirschmann Car Communication S.A.S.
MEAS Europe
MEAS France
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
TYCO ELECTRONICS-SIMEL

Germany	Cablotec GmbH
Comtec Systeme GmbH
Hirschmann Car Communication GmbH
TE Connectivity EMEA Holding GmbH

TE Connectivity Germany GmbH
TE Connectivity Industrial GmbH
TE Connectivity Sensors Germany GmbH
Tyco Electronics EC Verwaltungsgesellschaft mbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH

Gibraltar	Tyco Electronics (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	ADC Communications Hong Kong Limited (in liquidation)
AMP Products Pacific Limited
Deutsch Connectors Hong Kong Limited
F.A.I. Technology (Hong Kong) Limited
MEAS Asia Limited
Raychem China Limited
Raychem (HK) Limited (in liquidation)
TE Connectivity HK Limited
TE Connectivity (HKZ) Holding Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited
Wema System Hong Kong Limited
Wema System Production and Distribution HK Limited

Hungary	Hirschmann Car Communication Kft.
Tyco Electronics Hungary Termelo Kft

India	CII Guardian International Limited (39.43%)
Deutsch India Power Connectors (Pvt) Ltd
RAYCHEM-RPG Private Limited (50%)
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited
Wema Automotive System Private Limited

Indonesia	PT KRONE Indonesia (70%)
PT. Tyco Electronics Indonesia

Ireland	Creganna Finance Ireland Limited
Creganna Medical Ireland Limited
Creganna Solutions Unlimited Company
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Holding International II S.à r.l. (Ireland Branch)
TE Connectivity Investments Holding S.A. (Ireland Branch)
TE Connectivity Ireland Limited
Tyco Electronics Group S.A. (Branch Office)

Tyco Electronics Ireland Limited

Isle Of Man	Creganna Medical Technology Unlimited
Creganna Solutions Limited

Israel	Deutsch Israel Ltd.
Raychem Ltd.

Italy	TE Connectivity Italia Distribution S.r.l.
TE Connectivity Italia S.r.l.

Japan	Nikkiso-Therm Co., Ltd. (50.06%)
Tyco Electronics Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Luxembourg	TE Connectivity Holding International I S.A.
TE Connectivity Holding International II S.a r.l.
TE Connectivity Investments Holding S.A.
TE Connectivity LATAM Holding S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
TE Connectivity (US) Holding I S.à r.l.
Tyco Electronics Finance S.a r.l.
Tyco Electronics Group S.A.
Tyco Electronics Holding S.a r.l.

Malaysia	TE Connectivity Manufacturing Sdn. Bhd.
Tyco Electronics (Malaysia) Sdn. Bhd.

Mexico	AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Deutsch Servicios S. de R.L. De C.V.
Hirschmann Car Communication, S. de R.L. de C.V.
Kemex Holding Company, S.A. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Raychem Juarez, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
TE Connectivity Nederland B.V.
TE Connectivity Netherlands Cooperatief U.A.
TE Connectivity Netherlands (Turkey) B.V.

Tyco Electronics Netherlands (India) Cooperatief U.A.
Tyco Electronics Wireless Systems B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	Precision Subsea AS
Tyco Electronics Norge AS
Wema System AS

Paraguay	TE Connectivity Paraguay S.R.L.

Peru	TE Connectivity Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.

Poland	TE Connectivity Industrial Poland sp. z o.o.
TE Connectivity Poland Services sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Romania	TE Connectivity Sensor Solutions S.R.L.

Russia	Tyco Electronics RUS OOO

Saudi Arabia	Raychem Saudi Arabia Limited (49%)
Tyco Electronics Saudi Arabia Limited

Singapore	ADC Communications (SEA) Pte. Ltd.
Creganna Medical Pte. Limited
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Singapore Pte Ltd

South Africa	TE Connectivity South Africa Proprietary Limited

South Korea	Advanced Tube Technologies, Ltd.
Tyco Electronics AMP Korea Co., Ltd.
Tyco Electronics Raychem Korea Limited

Spain	TE Connectivity Spain S.L.U.
Tyco Iberia, S.L.
Tyco Networks Iberica, S.L.

Sweden	TE Connectivity Svenska AB

Switzerland	Jaquet Technology Group AG
MEAS Switzerland S.a r.l.
TE Connectivity (Schweiz) Management AG
TE Connectivity Atlantic Switzerland GmbH
TE Connectivity Holding GmbH
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity Investments Holding S.A., Luxembourg (LU), Schaffhausen branch
TE Connectivity MOG Sales GmbH
TE Connectivity Services GmbH
TE Connectivity Solutions GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics Services GmbH
Tyco International Services GmbH (49.9375%)
Wema System AG

Taiwan	Raychem Pacific Corporation (50%)
Taliq Taiwan Limited
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	TE Connectivity Distribution (Thailand) Limited
TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Ltd.
Advanced Fiber Products Limited
Critchley Group Limited
Deutsch GB Limited
Deutsch Subco Limited
Deutsch UK
Polamco Limited
Seacon (Europe) Limited
Servo Interconnect Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics Precision Engineering Ltd.
Tyco Electronics UK Holdings Ltd

Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
AdvancedCath Technologies, LLC
American Sensor Technologies, Inc.
Brantner and Associates, Inc.
Brantner Holding LLC
Codenoll Technology Corporation (73.99%)
Cotsworks LLC (40%)
Creganna Medical Devices, Inc.
Hirschmann Car Communication, Inc.
Howard A. Schaevitz Technologies, Inc.
LADD Distribution LLC
LSA, LLC
MEAS US Holding, Inc.
Measurement Specialties Foreign Holdings LLC
Measurement Specialties, Inc.
MicroGroup, Inc.
Precision Interconnect LLC
Precision Wire Components, LLC
Raychem International LLC
Raychem International Manufacturing LLC
TacPro, LLC
TechDevice LLC
TE Connectivity Corporation
TE Connectivity Inc.
TE Connectivity MOG Inc.
TE Connectivity Phoenix Optix Inc.
TE Connectivity US Group Holding II Inc.
TE Connectivity US Group Holding Inc.
TE Connectivity (US) Holding LLC
The Whitaker LLC
Tyco Electronics Holding Corp.
Tyco Electronics Latin America Holding LLC
Tyco Electronics RIMC Holding LLC
Wema Americas LLC

Uruguay	Tyco Electronics Uruguay S.A.

Venezuela	AMP de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.

Vietnam	TE Connectivity Vietnam Holding Company Limited